EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

The Board of Trustees and Shareholders of
Keystone Property Trust

We consent to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-58971).

November 6, 2003

/s/ KPMG, LLP